UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 20, 2009

Strategic Diagnostics Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-68440	56-1581761
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 Pencader Drive Newark, DE		19702
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(302) 456-6789

                                       Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2009, Kevin Bratton was appointed the Vice President of Finance and Chief Financial Officer of Strategic Diagnostics Inc. (the “Company”).  Mr. Bratton shall receive an annual base salary of $240,000, which shall be prorated for the remainder of 2009.  He is eligible to receive annual incentive compensation of up to 45% of his base salary, based on the achievement of overall Company performance goals.  Annual incentive compensation shall be prorated for the remainder of 2009, and 50% of such prorated amount has been guaranteed.  Mr. Bratton will also receive a one-time signing bonus of $20,000.

In addition, on June 1, 2009, Mr. Bratton will be granted (i) an option to purchase 75,000 shares of common stock of the Company (the “Common Stock”) with an exercise price of $1.50, which is in excess of the last reported sale price of the Common Stock on the NASDAQ Global Market on the date of grant and (ii) 25,000 restricted shares of Common Stock.  These options and restricted shares are to become exercisable in equal annual installments over the four-year period commencing on the first anniversary of the date of grant; provided, however, that the options and restricted shares shall automatically accelerate and become fully vested, and in the case of the options, exercisable, upon the occurrence of a Change of Control (as defined in the Strategic Diagnostics Inc. 2000 Stock Incentive Plan).  On the first anniversary of Mr. Bratton’s employment, assuming he remains employed by the Company, Mr. Bratton shall be granted an option to purchase 25,000 shares of Common Stock and 25,000 restricted shares of Common Stock.  These options and restricted shares shall vest in the same manner as described above.

Mr. Bratton most recently served as Senior Vice President of Business Operations for EUSA Pharma (USA), Inc., and had been Senior Vice President and Chief Financial Officer for Cytogen Corporation since November 2006, prior to its acquisition by EUSA Pharma, Inc. in May 2008.  Prior to joining Cytogen, Mr. Bratton served as Chief Financial Officer at Metrologic Instruments, Inc. from July 2002 through November 2006.

There is no family relationship between Mr. Bratton and any other executive officer or director of the Registrant, and there is no arrangement or understanding under which he was appointed.  There are no transactions to which the Registrant or any of its subsidiaries is a party and in which Mr. Bratton has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Bratton’s appointment is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Title
99.1	Press Release, dated May 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Diagnostics Inc.

May 27, 2009	By:	/s/ Francis M. DiNuzzo
Name: Francis M. DiNuzzo
Title: President and Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press Release, dated May 26, 2009